SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                       [Amendment No. ..................]



Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:
/_/  Preliminary Proxy Statement
/_/  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/_/  Definitive Additional Materials
/_/  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            SI Handling Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                     Ronald J. Semanick, Corporate Secretary
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/_/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.
      1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
      5) Total fee paid:
         -----------------------------------------------------------------------
/_/  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:  ______________________________________________
      2) Form Schedule or Registration Statement No.:  _________________________
      3) Filing Party: _________________________________________________________
      4) Date Filed:  __________________________________________________________

                            SI HANDLING SYSTEMS, INC.

                  600 Kuebler Road, Easton, Pennsylvania 18040
                            Telephone (610) 252-7321




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of SI Handling Systems, Inc., a Pennsylvania corporation (the "Company"), will be held at the GPU Energy Building, 2121 Sullivan Trail, Easton, Pennsylvania 18040 on Wednesday, July 21, 1999, at 11:00 a.m., local time, for the following purposes:

     1. To elect six directors to the Board of Directors.

     2. To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

     Shareholders amounting to less than a quorum attending a meeting that has been previously adjourned for lack of a quorum shall, nevertheless, constitute a quorum for the purpose of electing directors.

     Shareholders amounting to less than a quorum attending a meeting that has been previously adjourned for one or more periods aggregating at least 15 days due to an absence of a quorum shall, nevertheless, constitute a quorum for the purposes of acting upon any other matters.







     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.















June 21, 1999                                                 RONALD J. SEMANICK
Easton, Pennsylvania                                                   Secretary

                            SI HANDLING SYSTEMS, INC.

                  600 Kuebler Road, Easton, Pennsylvania 18040

                                 Proxy Statement



     This Proxy Statement and the accompanying form of proxy are being mailed on or about June 21, 1999 to the shareholders of SI Handling Systems, Inc. (the "Company"). They are being furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the 1999 Annual Meeting of Shareholders to be held at the GPU Energy Building, 2121 Sullivan Trail, Easton, Pennsylvania 18040 on Wednesday, July 21, 1999, at 11:00 a.m., local time, and at any adjournment thereof. The cost of such solicitation will be borne by the Company.

     Only the shareholders of record at the close of business on April 30, 1999, of the outstanding shares of Common Stock of the Company will be entitled to vote at the meeting. A shareholder giving a proxy may revoke it at any time by giving written notice of such revocation to the Secretary of the Company before it is exercised. A proxy may also be revoked by executing a later proxy or by attending the meeting and voting in person, provided written notice of such actions are given to the Secretary of the Company before the enclosed proxy is exercised.

     At the close of business as of the above record date, there were outstanding and entitled to vote 3,708,037 shares of the Company's Common Stock. Each holder of shares entitled to vote has the right to one vote for each share standing in the holder's name on the books of the Company.

     The shares represented by each properly executed proxy will be voted in the manner specified by the shareholder. If instructions are not given, the shares will be voted in the election of directors as specified below.

     Under Pennsylvania law and the Company's Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum for the purposes of the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum. Directors are elected by a plurality of the votes cast at the meeting. Accordingly, directions to withhold authority, abstentions, and broker non-votes will have no effect on the outcome of the vote.













June 21, 1999

                             Principal Shareholders

         Security Ownership of Management and Certain Beneficial Owners


     The following table sets forth certain information as of April 30, 1999 (unless otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director or nominee of the Company, (iii) by the executive officers of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, and (iv) by all current executive officers and directors of the Company as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

                                             Right To
                             Number of       Acquire
                              Shares      Under Options                 Phantom
                           Beneficially    Exercisable    Percentage     Stock
Beneficial Owner              Owned      Within 60 Days  of Class (1)  Units (2)
----------------           ------------  --------------  ------------  ---------

Emerald Advisers, Inc. (3)..  601,305             -         16.22%           -
   1857 William Penn Way
   Lancaster, PA  17601

L. Jack Bradt (4)...........  323,549             -          8.73%           -
   10 Ivy Court
   Easton, PA  18045

Edward J. Fahey.............    7,500             -                      7,877

Leonard S. Yurkovic.........   74,260         9,594          2.26%           -

William R. Johnson..........        -             -                          -

Elmer D. Gates..............        -             -                      3,612

Michael J. Gausling.........        -             -                      2,878

William J. Casey............    9,414         3,314                          -


All current directors and
   executive officers as a
   group (11 persons) (4)...  451,151        25,125         12.76%      14,367
----------------------------

                                        2



(1) The percentage for each individual, entity or group is based on the aggregate number of shares outstanding as of April 30, 1999 (3,708,037) and all shares issuable upon the exercise of outstanding stock options held by each individual or group that are presently exercisable or exercisable within 60 days after April 30, 1999. Percentages of less than one percent are not shown.

(2) The Phantom Stock Units represent the investment of deferred directors' fees in units equivalent to shares of Common Stock of the Company. Benefits under the SI Handling Systems, Inc. Directors' Deferred Compensation Plan may be paid in cash or in shares of Common Stock of the Company at the election of the directors upon retirement.

(3)  This  information  is presented in reliance on  information  disclosed in a
     Schedule 13G filed with the Securities and Exchange Commission on January 21, 1999.

(4) Includes 51,487 shares held by members of Mr. Bradt's immediate family. Mr. Bradt disclaims beneficial ownership of such shares.

                              ELECTION OF DIRECTORS


     At the meeting, six nominees will stand for election as directors of the Company to hold office for a period of one year or until their successors have been elected and qualify.

     If the enclosed proxy is duly executed and received in time for the meeting, it is the intention of the persons named therein to vote the shares represented thereby for the six persons nominated for election as directors unless authority is withheld.

     If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors. Management has no knowledge that any of the nominees will refuse or be unable to serve.

     Information concerning the nominees for election as directors is set forth below:


    Name, Other Positions Or Offices With The Company           Director
    and Principal Occupation For Past Five Years                 Since     Age
----------------------------------------------------------      --------   ---

L. Jack Bradt.............................................        1958      71
Former Northampton County Human Services Director, former
   Entrepreneur in Residence at Lehigh University,
   and founder, former CEO and Chairman of the Board
   of the Company.

Edward J. Fahey............................................         1992    70
Chairman of the Board of the Company, former Vice President
   of Engineered Systems Company (1989-1993), manufacturers
   of aircraft arresting systems and mid-air recovery
   equipment.

Elmer D. Gates.............................................         1996    69
Vice Chairman of Fuller Company, a company involved in the
   design and manufacture of plants, machinery and
   equipment used in the cement, paper, power and
   processing industries. (1)

Michael J. Gausling........................................         1995    41
President, CEO, and founder of STC Technologies, Inc.,
   a manufacturer of clinical diagnostic products.

William R. Johnson.........................................         1999    52
President of the Company, former Senior Vice President of
   Rockwell Automation's Reliance Electric Motor Group
   (1995 - 1998) and former General Manager of Rockwell
   Automation's Engineered Motors and Generators
   Business (1993 - 1995)

Leonard S. Yurkovic........................................         1983    61
Vice Chairman of the Board, Chief Executive Officer, and
   former President of the Company.
-----------------------------------

(1) Mr. Gates is a director of Pennsylvania Power and Light Company, an electric utility providing service to various counties in Central Eastern Pennsylvania. He was also Vice Chairman and a director of Ambassador Bank.

       ADDITIONAL INFORMATION CONCERNING CERTAIN DIRECTORS AND COMMITTEES

     There are two standing committees of the Board of Directors: the Audit Committee and the Compensation Committee.

     The Audit Committee reviews and discusses with the Company's external auditors the scope of their annual audit and related fees as well as any other services provided by them. It reviews with the auditors the results of the audit and the year-end financial statements and recommends to the Board of Directors matters related to the selection and engagement of the independent auditors. The members of the Audit Committee during fiscal year 1999 were Mr. Bradt, Chairman, and Messrs. Gates and Gausling.

     The Compensation Committee reviews and recommends to the Board of Directors matters with respect to the remuneration arrangements for officers and directors of the Company including salaries and other direct compensation and incentive stock option awards. The members of the Compensation Committee during fiscal year 1999 were Mr. Gausling, Chairman, and Messrs. Bradt and Gates.

     There were two meetings of the Audit Committee and two meetings of the Compensation Committee during the recently ended fiscal year. The Board of Directors met four times during the year. Each director attended all of the meetings of the Board of Directors and committees of the Board of Directors on which he served.

     On June 7, 1999, the Board of Directors established the Committee on Strategic Alternatives and the Corporate Governance Committee.

     The Committee on Strategic Alternatives' responsibilities include reviewing the selection and performance of the Company's investment banking firm, assessing alternate uses of capital, and studying strategic alternatives to enhance shareholder value. The members of the Committee on Strategic Alternatives are Mr. Johnson, Chairman, and Messrs. Bradt, Gausling, and Yurkovic.

     The Corporate Governance Committee's responsibilities include evaluating Board performance, monitoring adherence to the requirements for serving as a director, reviewing the size and composition of the Board and its committees, and soliciting and making recommendations for candidates for the Board. The committee will make recommendations to the Board on all matters concerning directorship practices, including Board tenure and retirement policies, and rotation of Board members in their roles as Chairman of the Board and its committees. The committee will also review and advise the full Board on issues of corporate governance. The members of the Corporate Governance Committee are Mr. Fahey, Chairman, and Mr. Gates.

                            COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional remuneration for their services as directors. The Chairman of the Board of Directors and other non-employee directors receive an annual retainer of $12,000 and $6,000, respectively; a fee of $2,500 for each Board meeting attended; a fee of $600 per day for all Company-related activities undertaken at the request of the Chairman of the Board or the Chief Executive Officer of the Company; a fee of $300 per interview for all Company-related activities undertaken in connection with interviewing qualified candidates to fill vacancies in key positions within the Company; and a fee of $200 for each Board meeting held by telephone conference. There are no additional directors' fees paid for serving on the Audit and Compensation Committees of the Board of Directors. Directors are also reimbursed for their customary and usual expenses incurred in attending Board and Committee Meetings including those for travel, food, and lodging.

     The Company permits its directors, at their election, to defer receipt of payment of directors' fees. During fiscal 1999, $53,600 of directors' fees was deferred. Deferred directors' fees accrue interest at the prime rate of interest charged by the Company's principal bank or may be invested in units equivalent to shares of Common Stock of the Company. During fiscal 1999, distributions under the Directors' Deferred Compensation Plan totaled $17,576.

                             EXECUTIVE COMPENSATION

             Compensation Committee Report on Executive Compensation


Compensation Philosophy and Practices

     It is the Company's policy to offer internally and externally competitive compensation opportunities for its employees based on a combination of factors, including corporate performance and individual contribution to the business consistent with corporate needs and objectives.

     The Compensation Committee of the Company, whose members are identified above, annually reviews and recommends compensation for the Company's executive officers to the Board of Directors. The annual compensation review permits an ongoing evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of other companies. A significant part of executive officers' compensation is dependent upon the Company's annual financial performance, including pre-tax earnings, basic earnings per share, effective management of the Company's operations, and backlog adequacy.

     There are four basic elements to executive officer compensation: salary, bonus, auto allowance, and stock options granted at market value vesting over a period of time, typically four years. The stock option program rewards executive officers for successful long-term strategic management and enhancement of shareholder value by providing an opportunity to acquire equity ownership in the Company stressing both annual and long-term performance and supporting a performance-oriented environment which allows the Company to attract and retain qualified management personnel. The Compensation Committee believes equity ownership in the Company by management aligns the interest of shareholders and management.

     Salaries for executive officers are determined with reference to a position rate for each officer. The position rates are determined annually by evaluating the responsibilities of the position and taking into consideration, among other things, salaries paid to other executives in comparable positions in comparably-sized companies, levels of experience, and job responsibilities. The Compensation Committee determines adjustments to executive officer salary based on the recommendation of the Chief Executive Officer. The salary adjustment recommendations are based on performance criteria such as financial performance, strategic decisions, personnel development, individual performance, and potential of the individual in the job.

     The Compensation Committee awards bonuses to the Company's executive officers pursuant to an existing Executive Officer Incentive Plan. The bonus amounts for executive officers is at risk and will vary from year to year. The bonus pool is calculated based on a formula tied principally to the Company's profitability. The pool is allocated by the Compensation Committee, on the recommendation of the Chief Executive Officer, among the executive officers, based on a series of factors, including financial objectives, other business objectives, and assessment of personal contribution. The financial objectives include a pre-tax earnings target, basic earnings per share target, effective management of the Company's operations, and backlog adequacy.

     The Compensation Committee may grant stock options each year to executive officers and key employees based on a variety of factors, including the financial performance of the Company and an assessment of personal contribution. The options are granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant, vest over a period of four years, and expire after five years. The options provide value to the recipients as the price of the Company's stock appreciates from the date when the options were granted. Historically, stock options have been granted based on position rate. The objective is to provide executive officers with equity ownership in the Company and align closely executive interests with the longer term interests of shareholders.


CEO Compensation

Salary and Stock Options
------------------------

     The Company's most highly compensated officer was Leonard S. Yurkovic, Vice Chairman of the Board and CEO. Mr. Yurkovic's performance was reviewed by the Compensation Committee and discussed with the Board of Directors and Mr.
Yurkovic. The Compensation Committee determined that a 4.2% increase in the Chief Executive Officer's base salary for fiscal 1999 and the grant of 14,375 stock options to him in such year was appropriate in light of the Company's strong balance sheet, the achievement of records in net sales, pre-tax earnings, and net earnings in fiscal 1998, his significant role in the Company's operations, and also taking into consideration salaries paid to other executives in comparable positions in comparably-sized companies.

Bonus Plan
----------

     Fiscal 1999 results were below our expectations and the record-setting levels of fiscal 1998 net sales, pre-tax earnings, and net earnings; however, demand in our marketplaces remains firm with our skills, products, reputation, balance sheet, and cash flow remaining strong. The Compensation Committee did not grant a bonus pursuant to the Executive Officer Incentive Plan to Mr. Yurkovic for the fiscal year ended February 28, 1999. Mr. Yurkovic's bonus potential was predicated on the Company achieving its corporate "performance hurdle" of planned pre-tax earnings, effective management of the Company's operations, and the maintenance of an adequate fiscal year-end backlog.


Conclusion
----------

     The Company's executive compensation program is designed to link the performance of management to accomplishing both short and long-term earnings goals and building shareholder value. The individual elements are understandable and together provide compensation that is well suited for a Company of our size. The management team understands the linkage of operating performance and their own compensation.

     The foregoing constitutes the report of the Compensation Committee of the Board of Directors for the Company's fiscal year ended February 28, 1999.

           COMPENSATION COMMITTEE:    Michael J. Gausling, Chairman
                                      L. Jack Bradt
                                      Elmer D. Gates

Compensation

     Set forth below is certain information relating to compensation received by the Company's Chief Executive Officer and the other most highly compensated executive officer (the "Named Executive Officers"). No other executive officer earned over $100,000 in salary and bonus in fiscal 1999.


                           Summary Compensation Table
                           --------------------------

                                                          Long-Term
                                                            Comp.
                                                          ---------
                    Fiscal                   Other Annual   Stock     All Other
                     Year   Salary   Bonus   Compensation  Options  Compensation
 Name and Position   (1)    ($)(2)    ($)       ($)(3)      (#)(4)     ($)(5)
 ------------------ ------ -------- -------- ------------ --------- ------------

Leonard S. Yurkovic  1999  $170,846 $  - 0 -    $4,920      14,375    $12,158
 Vice Chairman of    1998   166,462  168,000     4,895      10,500     16,668
 the Board and       1997   158,077   71,596     4,620      13,500     11,289
 Chief Executive
 Officer

William J. Casey     1999    88,876   20,000     4,920       3,354      6,325
 Vice President -    1998    87,423   83,280     4,895       6,600      8,754
 Production &        1997    80,673   47,213     4,620       1,500      5,760
 Assembly
 Systems
------------------------

(1) The Company's fiscal year ends on the Sunday nearest to the last day of February. Each of the fiscal years ended February 28, 1999, March 1, 1998, and March 2, 1997 consisted of 52 weeks.

(2) This column includes employee pre-tax contributions to the Company's 401(k) Retirement Savings Plan.

(3) This column consists of an auto allowance of $410 per month for the business usage of personal automobiles. Prior to April 1, 1997 the auto allowance was $385 per month.

(4) Options become exercisable in increments of 25% on the anniversary date of the grant. Thus at the end of four years the options are fully exercisable. Currently, all options have a term of five years. All stock option amounts have been adjusted to reflect stock splits and dividends.

(5) This column includes the amounts expensed for financial reporting purposes for Company contributions to the Company's 401(k) Retirement Savings Plan pertaining to basic, matching, and profit sharing contributions.

Stock Options Granted to Named Executive Officers During Last Fiscal Year

     The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Named Executive Officers during fiscal 1999.


              Option Grants In Fiscal Year Ended February 28, 1999
              ----------------------------------------------------

                                                                   Potential
                                                                   Realizable
                                                                Value at Assumed
                                % of Total                        Annual Rates
                                Granted to                       of Stock Price
                       Options   Employees  Exercise            Appreciation for
                       Granted   in Fiscal   Price   Expiration  Option Term (2)
       Name          (#) (1) (2)   Year    ($/Share)    Date     5% ($)  10% ($)
-------------------  ----------- --------- --------- ---------- ------- --------

Leonard S. Yurkovic    14,375      27.3%     $15.25   05/11/03  $60,566 $133,835

William J. Casey        3,354       6.4%      15.25   05/11/03   14,131   31,227
-------------------

(1) Options vest in one-quarter increments over the four-year period following the date of grant, with the first one-quarter of such options vested on May 11, 1999.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon the exercise of the options immediately prior to the expiration of the term, assuming the specified rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions for termination of the option following termination of employment or vesting over a period of four years. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the SEC and, therefore, are not intended to forecast possible future appreciation of the stock price.

Stock Options Exercised During Fiscal Year 1999 and Held by Named Executive Officers as of February 28, 1999.

     The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were exercised and/or held by the Company's Named Executive Officers during fiscal 1999.

       Aggregated Option Exercises in Fiscal Year Ended February 28, 1999
                        And Fiscal Year-End Option Values
                        ---------------------------------

                                               Number of           Value of
                                             Shares Covered      Unexercised
                       # of                  By Unexercised      In-The-Money
                      Shares                   Options At         Options At
                     Acquired               February 28, 1999  February 28, 1999
                        On          Value     Exercisable/       Exercisable/
      Name          Exercise (1)  Realized  Unexercisable (1)    Unexercisable
------------------- ------------  --------  -----------------  -----------------

Leonard S. Yurkovic   6,187 (2)    $50,246     2,625/29,000       $0 / 36,141

William J. Casey      2,512 (3)     21,833     1,650/9,504         0 /  7,313
-------------------

(1) All common shares, stock options, and price per share figures have been adjusted to reflect stock splits and dividends.

(2) With approval from the Compensation Committee, on May 18, 1998, Mr. Yurkovic delivered 2,599 shares of common stock with a market value of $14.00 per share to the Company in order to exercise options to obtain 6,187 shares.

(3) With approval from the Compensation Committee, on May 18, 1998, Mr. Casey delivered 953 shares of common stock with a market value of $14.00 per share to the Company in order to exercise options to obtain 2,512 shares.

                             STOCK PERFORMANCE CHART


     The following graph illustrates the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended February 28, 1999 with comparison to the cumulative total return on the Nasdaq Stock Market - US Index and a Peer Group of Construction and Related Machinery Companies [SIC Code 353]. This comparison assumes $100 was invested on February 25, 1994 in the Company's Common Stock and in each of the foregoing indexes and assumes reinvestment of dividends.



                      [GRAPHIC OMITTED - PERFORMANCE CHART]


                                 2/25/94 2/24/95 3/01/96 2/28/97 2/27/98 2/26/99
                                 ------- ------- ------- ------- ------- -------

SI Handling Systems, Inc.          100       71      80     199     249     214
(1) Peer Group - SIC Code 353      100       99     115     164     216     120
Nasdaq Stock Market -
  US Index                         100      102     144     174     237     308
-----------------------------

(1) The Peer Group of Construction and Related Machinery Companies from the Nasdaq Stock Market includes: A.S.V., Inc., Columbus McKinnon Corporation, ERC Industries, Inc., Gradall Industries, Inc., Industrial Rubber Products, Inc., Lufkin Industries, Inc., OmniQuip International, Inc., Quipp, Inc., SI Handling Systems, Inc., and Tesco Corporation. The total returns of each member of the Peer Group were determined in accordance with Securities and Exchange Commission regulations; i.e., weighted according to each such issuer's stock market capitalization.

         --------------------------------------------------------------



                             INDEPENDENT ACCOUNTANTS

     The Company's independent public accountants beginning in 1968 and thereafter have been KPMG LLP, and such firm is expected to be the Company's independent auditors for the current year. Representatives of that firm are expected to be present at the shareholders' meeting and available for questions and will be given an opportunity to make a statement if they so desire.




                           2000 SHAREHOLDER PROPOSALS

     Appropriate shareholder proposals which are intended to be presented at the 2000 Annual Shareholders' Meeting must be received by the Company no later than February 21, 2000, in order to be included in the 2000 proxy materials. With respect to shareholder proposals not included in the Company's proxy statement, the Company may utilize discretionary authority conferred by proxy voting on any such proposals if the shareholder does not give the Company notice of such matter by May 7, 2000.




                                  OTHER MATTERS

     The Company may pay brokers, nominees, fiduciaries, or other custodians for their reasonable expenses in sending proxy materials to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies primarily by mail, but directors, officers, and regular employees of the Company may also solicit in person, by telephone, telegraph, or telefax.

     As of the date of this Proxy Statement, management has no knowledge of any matters to be presented at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgement.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1999. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, 600 KUEBLER ROAD, EASTON, PENNSYLVANIA 18040.

                            SI HANDLING SYSTEMS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Edward J. Fahey and Ronald J. Semanick, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of SI Handling Systems, Inc., held of record by the undersigned on April 30, 1999, at the Annual Meeting of Shareholders to be held on July 21, 1999, at 11:00 a.m., local time, or at any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. This proxy may be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof. The Board of Directors does not presently know of any other matters to be presented at the meeting.

         Please vote and sign on the other side. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.


                                                                          SEE
                     (To Be Signed On Reverse Side)                     REVERSE
                                                                         SIDE



--------------------------------------------------------------------------------


/X/  Please mark your
     vote as in this
     example.

               This proxy is solicited by the Board of Directors.
           Management recommends a vote FOR the Directors nominated.

                          FOR       WITHHELD
1.   ELECTION OF
     DIRECTORS            /_/         /_/

     NOMINEES:           L. Jack Bradt
                         Edward J. Fahey
                         Elmer D. Gates
                         Michael J. Gausling
                         William R. Johnson
                         Leonard S. Yurkovic

     For, except vote withheld from the following nominee(s):
     (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line below.)

     ------------------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

I plan to attend the meeting.            /_/



SIGNATURE(S) ______________________________ DATE_________________ ______________
Note: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.